NSAR Item 77E - BlackRock Municipal Income Trust ("BFK")

Curbow Litigation

On July 27, 2010, Roy Curbow and other shareholders of BFK filed a purported derivative action in the Supreme Court of the State of New York, New York County. The complaint named BlackRock Advisors, LLC, BlackRock, Inc. and certain of the board members, officers and portfolio managers of BFK as defendants. The complaint alleged, among other things, that the defendants breached fiduciary duties owed to BFK and its common shareholders and committed waste by redeeming BFK's auction preferred shares at their liquidation preference. The complaint sought, among other things, unspecified damages for losses purportedly suffered by BFK as a result of the prior redemptions and injunctive relief preventing BFK from redeeming auction preferred shares at their liquidation preference in the future.  On March 15, 2012, the Supreme Court of the State of New York, New York County, entered an order consolidating the above-referenced derivative action with another derivative case pending in the same court which asserted essentially the same claims.  On the same date, the court also authorized plaintiffs to file an amended consolidated complaint, which they filed on April 16, 2012, asserting substantially the same claims alleged in their original complaints. Defendants filed a motion to dismiss the Consolidated Shareholder Derivative Complaint (the "Consolidated Complaint") on July 20, 2012.   On September 14, 2012, plaintiffs filed  an application to hold the defendants' motion in abeyance and allow plaintiffs to conduct limited discovery before responding to the motion.  After the parties agreed to proceed with limited discovery, plaintiffs advised defendants they would withdraw their action and, on June 10, 2013, the parties filed a stipulation dismissing the Consolidated Complaint without prejudice, subject to approval of the court. The court dismissed the case without prejudice on June 17, 2013.

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NSAR Item 77E - BlackRock Strategic Municipal Trust ("BSD")

Curbow Litigation

On July 27, 2010, Roy Curbow and other shareholders of BSD filed a purported derivative action in the Supreme Court of the State of New York, New York County.  The complaint named BlackRock Advisors, LLC, BlackRock, Inc. and certain of the board members, officers and portfolio managers of BSD as defendants.  The complaint alleged, among other things, that the defendants breached fiduciary duties owed to BSD and its common shareholders and committed waste by redeeming BSD's auction preferred shares at their liquidation preference. The complaint sought, among other things, unspecified damages for losses purportedly suffered by BSD as a result of the prior redemptions and injunctive relief preventing BSD from redeeming auction preferred shares at their liquidation preference in the future.  On March 15, 2012, the Supreme Court of the State of New York, New York County, entered an order consolidating the above-referenced derivative action with another derivative case pending in the same court which asserted essentially the same claims.  On the same date, the court also authorized plaintiffs to file an amended consolidated complaint, which they filed on April 16, 2012, asserting substantially the same claims alleged in their original complaints. Defendants filed a motion to dismiss the Consolidated Shareholder Derivative Complaint (the "Consolidated Complaint") on July 20, 2012.   On September 14, 2012, plaintiffs filed  an application to hold the defendants' motion in abeyance and allow plaintiffs to conduct limited discovery before responding to the motion.  After the parties agreed to proceed with limited discovery, plaintiffs advised defendants they would withdraw their action and, on June 10, 2013, the parties filed a stipulation dismissing the Consolidated Complaint without prejudice, subject to approval of the court. The court dismissed the case without prejudice on June 17, 2013.

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NSAR Item 77E - BlackRock Credit Allocation Income Trust IV ("BTZ")

Curbow Litigation

On July 27, 2010, Roy Curbow and other shareholders of BTZ filed a purported derivative action in the Supreme Court of the State of New York, New York County.  The complaint named BlackRock Advisors, LLC, BlackRock, Inc. and certain of the board members, officers and portfolio managers of BTZ as defendants.  The complaint alleged, among other things, that the defendants breached fiduciary duties owed to BTZ and its common shareholders and committed waste by redeeming BTZ's auction preferred shares at their liquidation preference. The complaint sought, among other things, unspecified damages for losses purportedly suffered by BTZ as a result of the prior redemptions and injunctive relief preventing BTZ from redeeming auction preferred shares at their liquidation preference in the future.  On March 15, 2012, the Supreme Court of the State of New York, New York County, entered an order consolidating the above-referenced derivative action with another derivative case pending in the same court which asserted essentially the same claims.  On the same date, the court also authorized plaintiffs to file an amended consolidated complaint, which they filed on April 16, 2012, asserting substantially the same claims alleged in their original complaints. Defendants filed a motion to dismiss the Consolidated Shareholder Derivative Complaint(the "Consolidated Complaint") on July 20, 2012.   On September 14, 2012, plaintiffs filed  an application to hold the defendants' motion in abeyance and allow plaintiffs to conduct limited discovery before responding to the motion.  After the parties agreed to proceed with limited discovery, plaintiffs advised defendants they would withdraw their action and, on June 10, 2013, the parties filed a stipulation dismissing the Consolidated Complaint without prejudice, subject to approval of the court. The court dismissed the case without prejudice on June 17, 2013.

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